CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated March 6, 2006 relating to the financial statements of eTwine Holdings, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

May 11, 2006